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                                                                   EXHIBIT 8(b)



                                 AMENDMENT NO.1
                                       TO
                               CUSTODIAN CONTRACT


Pursuant to paragraph 17 of the Custodian Contract dated November 8, 1991 between AIM International Funds, Inc. (the "Fund") and State Street Bank and Trust Company (the "Custodian"), the Fund hereby requests that the Custodian render services as custodian to the following additional portfolios:

                 AIM Global Aggressive Growth Fund
                 AIM Global Growth Fund
                 AIM Global Income Fund

Please indicate acceptance of this addition by signing and returning this Amendment to our offices at Eleven Greenway Plaza, Suite 1919, Houston, Texas 77046.


Effective Date:  July 1, 1994


                                      AIM INTERNATIONAL FUNDS, INC.

Attest: /s/ CAROL F. RELIHAN          By:  /s/ ROBERT H. GRAHAM
        ---------------------              ----------------------
        Assistant Secretary                President



                                      STATE STREET BANK AND TRUST COMPANY

Attest: /s/ A. CONNELLY               By:  /s/ N. GRADY
        -------------------                -----------------
        Assistant Secretary                Authorized Officer